Baker Newman Noyes LLC
Certified Public Accountants

February 2, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioner:

We have read Northeast Bancorp’s statements included under Item 4.01 of its Form 8-K filed on January 30, 2007, and we agree with such statements concerning our firm.

/s/ Baker Newman & Noyes
     Baker Newman & Noyes
     Limited Liability Company